EXHIBIT 32.1

Certification of American River Bankshares
pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
regarding Annual Report on Form 10-K for the year ended December 31, 2017

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of American River Bankshares, a California corporation (the “Company”), does hereby certify that:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Form 10- K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of1934, as amended; and

2.	Information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 27, 2018	By: /s/ DAVID E. RITCHIE, JR.
David E. Ritchie, Jr.
President and Chief Executive Officer

Dated: February 27, 2018	By: /s/ MITCHELL A. DERENZO
Mitchell A. Derenzo
Executive Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to American River Bankshares and will be retained by American River Bankshares and furnished to the Securities and Exchange Commission or its staff upon request.

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